UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2011

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-163069	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

One Jackson Square

On September 15, 2011, the board of directors of American Realty New York Recovery REIT, Inc. (the “Company”) approved the following property acquisition. On September 19, 2011, the Company, through its sponsor, American Realty Capital III, LLC, entered into a purchase and sale agreement to acquire a portfolio of ten fee simple commercial condominiums located at 122 Greenwich Avenue in the Greenwich Village neighborhood of Manhattan, New York. The seller is 122 Greenwich Avenue Owner, LLC. The seller has no material relationship with the Company and the acquisition is not an affiliated transaction. The purchase and sale agreement contains customary representations and warranties by the seller. Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated. Pursuant to the terms of the purchase and sale agreement, the Company’s sponsor deposited $2.25 million in escrow at signing. The closing of the acquisition is expected to occur on or before November 19, 2011. The Company intends to acquire the property, through an indirect, wholly owned subsidiary, at the closing of the acquisition, and to reimburse the sponsor for the deposit.

The condominiums are situated at the base of a 30-unit luxury residential condominium building, built in 2009, known as “One Jackson Square” at the intersection of Eighth Avenue and Greenwich Avenue that overlooks Jackson Square Park in Greenwich Village. The property’s location also borders the neighborhoods of Chelsea and the Meatpacking District. One Jackson Square was built to meet US Green Building Council LEED Silver certification standards.

The One Jackson Square portfolio consists of four retail units containing approximately 7,080 rentable square feet in the aggregate. The portfolio also includes four basement storage units and two community facility units of approximately 1,629 square feet in the aggregate which are non-rent-paying. The portfolio as a whole will contain approximately 8,709 square feet. The average annualized income per square foot for the currently leased retail units in the One Jackson Square portfolio is $259.41.

The purchase price for the One Jackson Square portfolio is approximately $22.5 million, exclusive of closing costs, at a capitalization rate of 6.2% (calculated by dividing annualized rental income on a straight-line basis less estimated annualized property operating costs by the base purchase price). The Company expects to fund the acquisition of the One Jackson Square portfolio with proceeds from its ongoing offering. The Company may finance a portion of the acquisition costs post-closing. However, there is no guarantee that the Company will be able to obtain any such financing on terms that it believes are favorable or at all.

Three of the four retail units, representing 78% of the total retail space, are leased to two tenants – a Starbucks coffeehouse and a TD Bank branch. Each lease comprises 100% of the total leasable space of the particular condominium leased. The Company does not currently expect to lease the basement storage units or the community facility units.

The lease to the Starbucks coffeehouse is with respect to approximately 1,352 rentable square feet, has a per annum rent of $245,000 and expires in July 2021. The Starbucks lease has a 10% rent escalation after five years. The lease has two five-year renewal options. The rent escalation for the first renewal option is to $296,940 per annum and for the second renewal option at the greater of $341,481 per annum and fair market value. The annualized rental income for the remaining term of the lease is approximately $250,000 or approximately $185.16 per rentable square foot. The Starbucks lease represents 19.7% of the current gross annual rent of the One Jackson Square portfolio.

The lease to the TD Bank, N.A. branch is with respect to two combined retail units comprising approximately 4,158 rentable square feet, has a per annum rent of $999,500 and expires in November 2030. The TD Bank lease has a 10% rent escalation every five years. The lease has two five-year renewal options at the greater of fair market value and the prior year’s rent. The annualized rental income for the remaining term of the lease is approximately $1.2 million or approximately $283.55 per rentable square foot. The TD Bank lease represents 80.3% of the current gross annual rent of the One Jackson Square portfolio.

Duane Reade

On June 17, 2011, the Company, through its sponsor, American Realty Capital III, LLC, entered into a purchase and sale agreement to acquire a freestanding fee simple Duane Reade pharmacy located at 163-30 Cross Bay Boulevard in the Howard Beach neighborhood of Queens, New York. On September 15, 2011, the board of directors of the Company approved the Company�s acquisition of the Duane Reade property. The seller is 163-30 Cross Bay Boulevard, LLC. The seller has no material relationship with the Company and the acquisition is not an affiliated transaction. On June 18, 2011, the Company’s sponsor began its diligence review of the property. The sponsor’s obligations under the purchase and sale agreement are subject to the satisfactory completion of such review, among other conditions. The purchase and sale agreement contains customary representations and warranties by the seller. As of the date hereof, the seller has not yet satisfied all conditions pursuant to which the sponsor’s obligations under the purchase and sale agreement are dependent. Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated. Pursuant to the terms of the purchase and sale agreement, the Company’s sponsor deposited $700,000 in escrow at signing and an additional $700,000 in connection with an extension of the closing date. The closing of the acquisition is expected to occur in September 2011. The Company intends to acquire the Duane Reade property, through an indirect, wholly owned subsidiary, at the closing of the acquisition, and to reimburse the sponsor for the deposits.

The property is situated in the Cross Bay Boulevard retail corridor in the Howard Beach neighborhood of Queens. With a population density of nearly 1.25 million within a five-mile radius of the property, the property is located in a commercial corridor containing restaurants, banks, retail stores, grocery stores and hotels, including national retailers.

The property consists of a one-story building totaling approximately 9,767 rentable square feet that was built in 2008. The property is 100% leased to Duane Reade, which operates a chain of over 253 pharmacies in commercial and residential neighborhoods throughout New York. The current per annum rent is approximately $850,000 or $87.03 per rentable square foot. Duane Reade is a subsidiary of Walgreen Co. (NYSE: WAG), which purchased Duane Reade in 2010 to expand its reach into the greater New York area.

The purchase price for the Duane Reade property is approximately $14.0 million, exclusive of closing costs, at a capitalization rate of 6.9% (calculated by dividing annualized rental income on a straight-line basis less estimated annualized property operating costs by the base purchase price). The Company expects to fund the acquisition of the Duane Reade property with proceeds from its ongoing offering. The Company may finance a portion of the acquisition costs post-closing. However, there is no guarantee that the Company will be able to obtain any such financing on terms that it believes are favorable or at all.

The property has been 100% leased to Duane Reade since October 2008, with the tenant opening for business in November 2008 after completion of construction. The lease for the property has an initial term of 20 years and expires in October 2028. The lease contains contractual rent escalations of 3% in year six and 12% in years 11 and 16. The lease provides for one 10-year renewal option at the lesser of 95% of fair market value and 112% of the prior year’s rent. The annualized rental income for the remaining term of the lease is approximately $960,000 or $98.29 per rentable square foot. The tenant’s obligations under the lease are guaranteed by Walgreen Co.

A copy of the press release announcing the One Jackson Square portfolio and the Duane Reade property is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of the lessees described under Item 1.01 of this Current Report on Form 8-K.

Starbucks Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Starbucks Corporation are taken from such filings:

	Nine Months Ended	Year Ended
(Amounts in Millions)	July 3, 2011 (Unaudited)	October 3, 2010 (Audited)	September 27, 2009 (Audited)	September 28, 2008 (Audited)
Statement of Operations
Net revenues-operated retail	$7,162.1	$8,963.5	$8,180.1	$8,771.9
Total net revenues	8,668.7	10,707.4	9,774.6	10,383.0
Operating income	1,280.3	1,419.4	562.0	503.9
Earnings before income taxes	1,307.1	1,437.0	559.9	455.7

	July 3, 2011 (Unaudited)	October 3, 2010 (Audited)	September 27, 2009 (Audited)	September 28, 2008 (Audited)
Condensed Consolidated Balance Sheets
Total assets	$7,097.8	$6,385.9	$5,576.8	$5,672.6
Long-term debt	549.4	549.4	549.3	549.6
Total liabilities	2,756.3	2,703.6	2,519.9	3,181.7
Total stockholders’ equity	4,341.5	3,682.3	3,056.9	2,490.9

The following summary financial data regarding TD Bank is derived entirely from information that is publicly available at http://fdic.gov/bank/statistical/. While TD Bank currently files certain reports with the U.S. Securities and Exchange Commission, such reports do not include financial data.

	Six Months Ended	Year Ended
(Amounts in Thousands)	June 30, 2011 (Unaudited)	December 31, 2010 (Unaudited)	December 31, 2009 (Unaudited)	December 31, 2008 (Unaudited)
Statement of Operations
Net interest income	$2,444,873	$4,025,840	$3,030,853	$4,386,880
Total noninterest income	758,675	1,374,528	1,046,747	3,182,804
Net income attributable to bank	397,116	633,858	31,297	473,006

	June 30, 2011 (Unaudited)	December 31, 2010 (Unaudited)	December 31, 2009 (Unaudited)	December 31, 2008 (Unaudited)
Balance Sheets
Total assets	$179,970,802	$168,748,912	$140,038,551	$101,632,075
Subordinated debt	515,063	709,114	668,208	638,447
Total liabilities	152,696,313	142,907,066	117,537,086	83,831,675
Total stockholders’ equity	27,274,489	25,841,846	22,501,465	17,800,400

Walgreen Co. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Walgreen Co. are taken from such filings:

	Nine Months Ended	Year Ended
(Amounts in Millions)	May 31, 2011 (Unaudited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)	August 31, 2008 (Audited)
Consolidated Condensed Statements of Earnings
Net sales	$54,217	$67,420	$63,335	$59,034
Operating income	3,099	3,458	3,247	3,441
Net earnings	1,922	2,091	2,006	2,157

	May 31, 2011 (Unaudited)	August 31, 2010 (Audited)	August 31, 2009 (Audited)	August 31, 2008 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$27,316	$26,275	$25,142	$22,410
Long-term debt	2,384	2,389	2,336	1,337
Total liabilities	12,593	11,875	10,766	9,541
Total stockholders’ equity	14,723	14,400	14,376	12,869

(d)           Exhibits

Exhibit No.	Description
10.30	Purchase and Sale Agreement, dated as of June 17, 2011, by and between 163-30 Cross Bay Boulevard, LLC, as Seller, and American Realty Capital III, LLC, as Purchaser
10.31	Purchase and Sale Agreement, dated as of September 19, 2011, by and between 122 Greenwich Avenue Owner, LLC, as Seller, and American Realty Capital III, LLC, as Purchaser
99.1	Press Release dated September 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: September 22, 2011	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors